Exhibit 99.1

Healthpeak Properties™ Announces Tender Offer for Outstanding Notes

IRVINE, Calif., June 9, 2020 /PRNewswire/ -- Healthpeak Properties, Inc. (NYSE: PEAK) announced today that it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to an aggregate principal amount of $150,000,000 (the “Aggregate Maximum Tender Amount”) of its 4.250% Senior Notes due 2023 (the “Notes”).

Title of Note	CUSIP Number	Principal Amount Outstanding	Aggregate Maximum Tender Amount	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread	Early Tender Premium (1)(2)
4.250% Senior Notes due 2023	40414LAJ8	$550,000,000	$150,000,000	0.125% UST due 5/15/2023	FIT1	+95 bps	$30

(1)	Per $1,000 principal amount.

(2)	The Total Consideration for Notes validly tendered prior to or at the Early Tender Time (as defined below) and accepted for purchase is calculated using the Fixed Spread (as defined below) and is inclusive of the Early Tender Premium.

The Tender Offer consists of an offer to purchase the Notes for cash, on the terms and conditions set forth in the offer to purchase, dated June 9, 2020 (as the same may be amended or supplemented, the “Offer to Purchase”). Subject to the Aggregate Maximum Tender Amount, proration (if applicable) and the satisfaction or waiver of the conditions to the Tender Offer, including a financing condition, Healthpeak Properties, Inc. (“Healthpeak”) will accept for purchase on the Early Settlement Date, if any, or the Final Settlement Date (each as defined in the Offer to Purchase), as applicable, Notes validly tendered in the Tender Offer.

Notes validly tendered at or prior to the Early Tender Time will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Time. Accordingly, if the Aggregate Maximum Tender Amount is reached in respect of tenders of Notes made at or prior to the Early Tender Time, no Notes that are tendered after the Early Tender Time will be accepted for purchase unless the Aggregate Maximum Tender Amount is increased by Healthpeak, in its sole discretion, subject to proration.

The Tender Offer will expire at 12:00 midnight, New York City Time, at the end of July 7, 2020, or any other date and time to which Healthpeak extends the Tender Offer (such time and date, as it may be extended, the “Expiration Time”), unless the Tender Offer is earlier terminated. Holders of the Notes must validly tender and not validly withdraw the Notes prior to or at 5:00 pm, New York City Time, on June 22, 2020 (such date and time, as it may be extended, the “Early Tender Time”), to be eligible to receive the Total Consideration, which is inclusive of an amount in cash equal to the amount set forth in the table above under the heading “Early Tender Premium” (the “Early Tender Premium”), plus Accrued Interest (as defined below). Holders of the Notes who validly tender their Notes after the Early Tender Time but prior to or at the Expiration Time will be eligible to receive an amount equal to the Total Consideration minus the Early Tender Premium plus Accrued Interest.

Subject to applicable law, Healthpeak may increase or decrease the Aggregate Maximum Tender Amount in its sole discretion. Subject to applicable law, Healthpeak may increase or decrease the Aggregate Maximum Tender Amount without extending the Withdrawal Deadline (as defined below).

The Notes may be validly withdrawn at any time prior to, but not after, 5:00 pm, New York City Time, on June 22, 2020, (such date and time, as it may be extended, the “Withdrawal Deadline”). Subject to applicable law, Healthpeak may increase or decrease the Aggregate Maximum Tender Amount without extending the Withdrawal Deadline.

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City Time, on June 23, 2020, unless extended or the Tender Offer is earlier terminated.

Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Time will, if not previously paid for on an earlier settlement date, if applicable, be made on a date promptly following the Expiration Time, which is currently anticipated to be July 9, 2020, the second business day after the Expiration Time. Healthpeak reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Time on an earlier settlement date, which, if Healthpeak so elects, is currently anticipated to be June 24, 2020, provided that the conditions to the Tender Offer have been satisfied or waived.

Holders of the Notes will also receive accrued and unpaid interest on their Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the applicable settlement date (“Accrued Interest”).

The Tender Offer is subject to the satisfaction or waiver of certain conditions, including a financing condition, as more fully set forth in the Offer to Purchase. The Tender Offer is not subject to minimum tender conditions.

Information Relating to the Tender Offer

The Offer for Purchase is being distributed to holders beginning today. Wells Fargo Securities and Barclays are serving as the dealer managers for the Tender Offer. Investors with questions regarding the Tender Offer may contact Wells Fargo Securities at (704) 410-4759 (collect) or (866) 309-6316 (toll-free) or Barclays at (212) 528-7581 (collect) or (800) 438-3242 (toll-free).

None of Healthpeak or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Healthpeak nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes and the Tender Offer does not constitute an offer to buy or the solicitation of an offer to sell the Notes in any jurisdiction or in any circumstances in which such offer or solicitation are unlawful. The full details of the Tender Offer, including complete instructions on how to tender the Notes, are included in the Offer to Purchase. Holders are strongly encouraged to carefully read the Offer to Purchase, including materials incorporated by reference therein, because they will contain important information. The Offer to Purchase may be downloaded from Global Bondholder Services Corporation’s website at www.gbsc-usa.com/healthpeak/ or obtained from Global Bondholder Services Corporation, free of charge, by calling toll-free at (866) 470-4500 (bankers and brokers can call collect at (212) 430-3774).

About Healthpeak

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns and develops high-quality real estate in the three private-pay healthcare asset classes of Life Science, Senior Housing and Medical Office, designed to provide stability through the inevitable industry cycles. At Healthpeak, we pair our deep understanding of the healthcare real estate market with a strong vision for long-term growth.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks and uncertainties include, but are not limited to, Healthpeak’s ability to complete the Tender Offer and reduce its outstanding debt within expected time-frames or at all, and other risks and uncertainties described in the Offer to Purchase and in its Securities and Exchange Commission filings. Although Healthpeak believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Healthpeak can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and Healthpeak undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law.

Contact

Barbat Rodgers

Senior Director – Investor Relations

(949) 407-0400